EXHIBIT 24
1-800 Contacts, Inc.

POWER OF ATTORNEY

For Executing Forms ID, 3, 4 and 5

	Know by these presents that the undersigned hereby constitutes and appoints each of R. Joe Zeidner, Roy Montclair, Matthew J. Harmer and Sara Beller of 1-800 Contacts, Inc. legal deartment, signing singly, his true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned (i)
Forms ID, 3, 4 and 5 (including any amendments thereto) which may be required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and
(ii) any other forms necessary to obtain or renew
Securities and Exchange Commission access codes, including but not limited to a CIK, a CCC, a Password Modification Authorization Code, and a Passphrase, as a result of the undersigned's position as an officer or director of 1-800 Contacts, Inc. or ownership of or transactions in securities of 1-800 Contacts, Inc.;

	(2)	do and perform any and all acts for and on behalf of
the undersigned, which may be necessary or desirable, to complete, execute and file any such Form ID, 3, 4 or 5, or any forms necessary to obtain or renew such Securities and Exchange Commission access codes; and

	(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

	Photographic copies of this Power of Attorney shall have the same force and effect as the original. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's position as an officer or director of 1-800 Contacts, Inc. or with respect to the undersigned's holdings of and transactions in securities issued by 1-800 Contacts, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6 day of November, 2006.

LaGrange Capital Administration, L.L.C.

By:  /s/ FRANK LAGRANGE JOHNSON, its sole Member